SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC  20549



                                   FORM 8-K/A



                                 CURRENT REPORT


          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1954





     Date of Report (Date of earliest event reported     September 27, 1999
                                                         ------------------


                             CoreCare Systems, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-24807                23-2840367
         --------                    -------                ----------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
   of  incorporation)                                  Identification  No.)


                   111 N. 49th Street, Philadelphia, PA 19139
                   ------------------------------------------
                    (Address of principal executive offices)


Registrant's  telephone  number,  including  area  code          215-471-2600
                                                                 ------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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Item 1:   Not  Applicable

Item 2:   Not  Applicable

Item 3:   Not  Applicable


Item 4: The Company's Board of Directors has chosen not to renew the services of the Company's 1998 auditors (Shiffman, Hughes, and Brown). The Company 's Board of Directors has appointed BDO Seidman as the auditors for the year ending 1999. There were no disagreements with the previous auditors. Pursuant to Item 304(a) (1) (iv) of Regulations S-B for the fiscal periods ending December 31, 1997 and December 31, 1998. The accountants did not audit nor review any subsequent interim financial statements through the date of dismissal (September 27, 1999) and did not express an opinion on the subsequent interim financial statements.

          There were no disagreements nor reportable events, as described in Items 304(a) (1) (iv) and (v) of Regulations S-B with the former accountants for the fiscal periods ending December 31, 1997, and December 31, 1998. The accountants did not audit nor review any subsequent interim financial statements through the date of dismissal (September 27, 1999) and did not express an opinion on the subsequent interim financial statements.

          The accountant's report contained no adverse opinion, nor disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The accountants expressed an unqualified opinion on the financial statements for the fiscal periods ending December 31, 1997, and December 31, 1998.



Item 5:   Other  Events
          -------------

          A. The Company is filing this 8K because it is late in filing the 10Q for the second quarter of 1999. The Company is delaying filing of the 10Q to allow it time to file amended reports for 1998 and 1999 for the reasons discussed below.

          B. In March 1999, the Company restated its previously issued 1997 audited financial statements, issued its 1998 audited financial statements, and revised its interim statements. As a result of these restatements, the Company instituted an internal review program of its fiscal systems, software, staffing, and related billing & collection functions. Particular emphasis focused on accounts receivable reserves, estimates for contractual allowances, accrued expenses, and accounts payables. This review resulted in the following actions to improve the financial control and reporting systems.

               1.   Hiring of a new CFO. A brief resume follows in section E.

               2. Restructuring of the Company's billing and collections functions.

               3. Selection of a new software system designed specifically for hospitals, and integrated with the general ledger.

          As a result of the above  actions,  the Company  will restate its 1998
     financial   statements  and  the  Company's   first  quarter  1999  interim
     statements as described in Sections C and D.



          C. The Company expects to restate its 1998 loss to approximately $8,939,000. This is an increase of $4,350,000. The Company is working with its previous audit firm to issue the revised statements in an expedited period. The details of the components of this loss are discussed below. At this time, the amounts listed below are approximate amounts. The exact amounts will be determined by the final audit.


          The 1998 revenue was overstated by $1,875,000. This adjustment was due to the over accruing of net patient revenue and the related accounts receivable. This was caused by:

               1.   Inadequate   calculation  of   contractual   allowances  for
                    Medicare patients of $700,000 and for potential Medicaid patients of $275,000.

               2. Accounts receivable adjustments of $300,000 associated with computer system errors related to net patient revenue.

               3. Inadequate reserves to provide for retroactive payor changes and patient day denials of $600,000.

          The 1998 expenses were understated by $2,475,000 due to the inadequate provision of accrued unpaid expenses and incorrect recording of journal entries. The items in this category consist of:

               1. Lack of a provision for the cost of tail coverage for the claims made malpractice insurance coverage. This amount is $128,000.

               2. Interest expense and property taxes on a discontinued operation were not accrued in the amount of $820,000.

               3. A provision was not made for certain state and local taxes that are not related to the Corporation's net income but rather to the capital structure or to the net revenue of the Corporation. These amounted to $69,000.

               4. Interest expense and commission due on certain of the Company's notes was not adequately provided for. These amounted to $414,000.

               5. A provision was not made for commissions of $84,000 to be paid on a terminated lease.




               6. Certain expense items received after the end of the year for services rendered during the year were not provided for. These amounted to $460,000. The items included legal fees, provision for retrospective adjustment of certain insurance expense and a general provision for unrecorded liabilities.

               7. Certain prepaid expenses and deposits that should have been written off were not. These amounted to $300,000.

               8. Pharmacy expenses in the amount of $200,000 were not recognized.


          D. A review of the first quarter 1999 statements also revealed the necessity to restate its first quarter results. This is necessary to reflect the 1999 impact of the above 1998 corrections and to correct certain errors. The total effect of these adjustments is to increase the first quarter 1999 loss to $1,660,250. This is an increase of approximately $1,039,500. At this time, the amounts listed below are approximate amounts. The exact amounts will be determined by the final audit. The items that comprise this adjustment include:

               1. Inadequate calculation of contractual allowances in the amount of $348,000, for patients with pending Medical Assistance applications.

               2.   Medicare   accounts   receivable   adjustments  of  $317,000
                    associated with co-payment and deductible booking errors.

               3. Physician services billings in the amount of $212,000, which have not been processed. This Start-up Corporation is attempting to establish provider numbers with the appropriate payors so that these fees may be billed and collected in the future, however the amounts have been fully reserved as a precaution.

               4. Inadequate recognition of accrued expenses of $384,500, associated with various items including lease commissions, expected workers' compensation premium adjustments, as well as provision for certain state franchise taxes associated with the Company's capital structure and revenue base.

               5. Inadequate reserves to provide for retroactive payor changes and patient day denials of $270,000.


               6. An over allowance for amounts due to the Medicare program of ($192,000) and ($300,000) correction due to accounts receivable adjustments and errors. The effect of this adjustment is to increase the first quarter income. These were 1998 items that previously had been accounted for in the 1999 income statement.


          E. The company has hired a new CFO (Brad Barry, CPA). A brief capsule of his professional experience follows.

               Brad Barry, CPA joined Corecare Systems, Inc. in June 1999 as Executive Vice President & CFO. Formerly, he was Senior Vice President and CFO and a founder of Omnia, Inc. Prior to joining Omnia, Mr. Barry held the positions of Vice President of Mergers and Acquisitions and Chief Financial Officer for Vanguard Healthcare Group, Inc. Mr. Barry has over 20 years of senior health care financial management experience, having served both as Chief Financial Officer and Chief Operating Officer for various hospitals ranging in size for 100 to 300 beds. In addition, he has extensive experience in health care data processing, having been Vice President of Product Development for a major healthcare software firm. He received a BS in Commerce and Engineering Science from Drexel University, his MBA in Accounting and Finance from Drexel University and his MHA from Widener University. Currently Mr. Barry serves as Chairman of the Board for a non-profit community mental health provider and as a member of the finance committee for a non-profit long term care organization.

          F. On June 30, 1999 the Company filed its 1998 Medicare Cost Reports showing $1,192,000 due to the Medicare Program. The Company has negotiated a two-year repayment plan, effective August 19, 1999. The monthly payment is $44,000.

          G. On September 3, 1999, the Company completed the sale of a 1-acre parcel of ground that it had previously subdivided from its Market Street property. The proceeds totaled $500,000 and were used for general working capital purposes.

          H. At the end of August, the Company negotiated an extension of its then due mortgage with WRH for $13,000,000 until December 31, 1999.

          I. The unaudited second quarter of 1999 and six-month financial results of the Company follow. All quarterly comparative figures are to the first quarter 1999. Comparisons to the prior year will be included in the second quarter 10Q once the company has filed all amended prior quarterly filings. The Company had revenue in the second quarter of $6,818,623. This is an increase of $554,605 over the first quarter's revenue of $6,264,018. EBITDA for the quarter was $416,1888. This is an increase of $840,185 over the first quarter's EBITDA of ($423,997). The company's net loss declined to $767,803. This is an improvement of $892,448 over the first quarter's loss of $1,660,250. For the six months, revenue was $13,082,641. Operating and administrative expenses totaled $13,120,430. The EBITDA was ($37,789) and the total income (loss) was ($2,385,034).

          J. Other significant events relate to the Company's expansion of its licensed capacity. On June 30, 1999, the Company's licensed capacity in its drug and alcohol program expanded from 67 beds to 83 beds. On July 1, 19999 the Company assumed responsibility for behavioral services at Episcopal Hospital and the Philadelphia Nursing Home though the Company's Temple University affiliation. As Of July 1, 1999, the Company received a license to operate a geriatric partial hospitalization program and an outpatient clinic at the Philadelphia Nursing Home and an outpatient clinic at the Philadelphia Protestant Home. These programs expand the Company's geriatric system.

          The Company will file amended reports consisting of (1) the 10Q for the third quarter of 1998; (2) the 10KSB for the year ended 1998; and (3) the 10Q for the first quarter of 1999. The Company will then file its 10Q for the second quarter of 1999.



Item 6:   Not  Applicable



Item 7:   Financial  Statements, Pro Forma  Financial  Information and Exhibits.
          ----------------------------------------------------------------------

          Not  Applicable

Item 8:   Not  Applicable

Item 9:   Not  Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         CORECARE  SYSTEMS,  INC.




BY:
Date:  September  27,  1999              By:  /s/  Thomas  T.  Fleming
                  --                     -----------------------------
                                                   Thomas  T.  Fleming
                                                   Chairman  of  the  Board